Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-190588 on the Post-Effective Amendment No. 5 to Form S-11 on Form S-3 of our report dated March 3, 2016, relating to the consolidated financial statements and financial statement schedule of Phillips Edison Grocery Center REIT II, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Phillips Edison Grocery Center REIT II, Inc. for the year ended December 31, 2015.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
March 3, 2016